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                                                                 Exhibit 3.i.(l)

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TERRA CHEMICALS INTERNATIONAL, INC.



                              Dated: July 13, 1964

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                          CERTIFICATE OF INCORPORATION

                                       of

                      TERRA CHEMICALS INTERNATIONAL, INC.

                              ___________________

          We, the undersigned, in order to form a corporation for the purposes hereinafter stated, pursuant to the provisions of Chapter 1 of Title 8 of the Delaware Code of 1953, do hereby certify as follows:

          FIRST:  The name of the proposed corporation is

               TERRA CHEMICALS INTERNATIONAL, INC. (hereinafter called "the Corporation").

          SECOND: The location of the principal office of the Corporation in the State of Delaware is to be No. 129 South State Street, in the City of Dover, County of Kent. The name of the resident agent of the Corporation in said State is United States Corporation Company, the address of which is No. 129 South State Street, in said City.

          THIRD: The nature of the business and the objects and purposes for which it is formed are, to the extent permitted by law and except as otherwise specifically provided in this Certificate of Incorporation, to do any and all of the things hereinafter set forth to the same extent as natural

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persons might or could do in any part of the world, namely:

          1. To engage generally in the business of manufacturing, producing, mining, smelting, buying, selling, distributing, importing, exporting and trading and dealing in and with any and all kinds of chemicals and fertilizers of every nature and description and any and all ingredients, compounds, derivatives and by-products thereof and any and all materials, goods, merchandise and products incidental thereto or used in connection therewith.

          2. To purchase, lease, option or otherwise acquire, to own, hold, use, operate, mine, exploit, manage, repair, maintain, control, to sell, assign, transfer, convey, exchange, lease or otherwise dispose of, to mortgage or otherwise encumber, real property whether improved or unimproved, including mineral lands, or structures, buildings or other improvements thereon or therein, or leaseholds or any other interest or right, whether legal or equitable, therein, and to construct, improve, alter or remove, structures, buildings or other improvements upon real property.

          3. To make, purchase, lease, option or otherwise acquire, to own, hold, use, operate, repair, maintain, process, import, export, to sell, assign, transfer, exchange, lease or otherwise dispose of, to mortgage, pledge or otherwise encumber or in any manner to exploit, turn to account, trade or

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deal in or with, personal property, whether tangible or intangible, or any interest or right, whether legal or equitable, therein.

          4. To make, create, apply for, purchase, lease or otherwise acquire, to hold, own, register, use, operate, to sell, assign, license, lease, transfer, exchange or otherwise dispose of, to mortgage, pledge or otherwise encumber, to acquire or grant licenses with respect to, or in any manner to exploit, turn to account, trade or deal in or with, copyrights, trademarks, designs, inventions, discoveries, improvements, developments, processes, formulae, patents, tradenames, labels, prints or any interest or right, whether legal or equitable, therein; and to engage in research, experimental, laboratory and other developmental activities.

          5. To borrow money or contract debts and to mortgage, pledge, convey, assign in trust or otherwise encumber or dispose of, the property, good will, franchises or other assets of the Corporation, including contract rights and including after-acquired property.

          6. To lend money, with or without security; provided, that the Corporation shall not have the power to engage in the business of banking.

          9.   To issue, reissue, sell, assign, negotiate or

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otherwise dispose of, to purchase or otherwise acquire, to deal in or with, or to cancel, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of the Corporation of any kind, whether secured or unsecured.

     8. To acquire, invest in, or otherwise become interested in, whether by subscription, purchase, underwriting, loan, participation in syndicates or otherwise, to own, hold, sell, assign, or otherwise dispose of, or in any manner to deal in or with, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind by whomsoever issued; to exercise in respect thereof all powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes, to consent or otherwise act with respect thereto, without limitation; and to issue in exchange therefor the Corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind.

          9. To guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind by whomsoever issued; and to guarantee or assume liability for the performance of any other contract or obligation, made or issued by

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any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.

          10. To acquire in whole or in part the good will, property, business or assets of any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.

          11. To enter into any joint venture, arrangement for sharing of profits, union of interest, reciprocal concession or cooperation with any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.

          12. To form or cause to be formed under the laws of any state or country, to control or in any manner participate in the management of, to reorganize, merge, consolidate, to liquidate or dissolve any corporation, association or organization of any kind.

          13. To engage in and carry on any business which is similar or related to any business herein set forth, or which is capable of being conveniently carried on in connection with any such business or which may directly or indirectly protect or enhance the value of any of the rights or property of the Corporation.

          14.  To engage in any branch of the activities

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authorized in this Certificate of Incorporation, including, where applicable, manufacturing, wholesaling, retailing or distributing, whether as principal, agent, contractor or otherwise.

          15. To do everything necessary, suitable or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes, objects and powers set forth in this Certificate of Incorporation, whether alone or in association with others, to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of Delaware upon a corporation organized under such laws; and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or partnership might or could do; provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object or power, or to do any act or thing forbidden by law to a corporation organized under Chapter 1 of Title 8 of the Delaware Code of 1953.

          The foregoing provisions of this Article THIRD shall be construed as purposes, objects and powers, and each as an independent purpose, object and power, in furtherance, and not in limitation, of the purposes, objects and powers granted to the Corporation by the laws of the State of Delaware; and, except as otherwise specifically provided in

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any such provision, no purpose, object or power herein set forth shall be in any way limited or restricted by reference to, or inference from, any other provision of this Certificate of Incorporation.

        FOURTH: The total number of shares that the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock, par value One Dollar ($1.00) per share.

        FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be One Thousand Dollars ($1,000).

        No holder of stock of any class of the Corporation, whether now or hereafter authrorized, shall have any preemptive or preferential or other rights to subscribe for or purchase any shares of capital stock of any class or series, whether now or hereafter authorized, or any bonds, debentures, or other evidences of indebtedness, whether or not convertible into or exchangeable for capital stock, but shares of stock of any class, or bonds, debentures, or other evidences of indebtedness may be issued, sold or otherwise disposed of by the Corporation on such terms and conditions, and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors may, in its sole discretion, determine.

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         SIXTH:    The names and places of residence of each of the
incorporators are as follows:

         Name                   Places of Residence
         ----                   -------------------

     David C. Brodhead          3 Riverside Drive
                                New York, New York

     Neale M. Albert            8 Nassau Road
                                Yonkers, New York

     Martin D. Payson           225 Sterling Place
                                Brooklyn, New York

         SEVENTH:  The Corporation is to have perpetual existence.

         EIGHTH:   The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         NINTH:    The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

             1. The stockholders and the Board of Directors of the Corporation shall each have power to hold their meetings, to have an office or offices, and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside of said State at such place or places as may be duly designated in accordance with the By-laws.

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               2.  The number of directors of the Corporation shall be
determined, and may be changed from time to time, in the manner provided by the By-laws, but shall not be less than three (3). Except as otherwise provided in this Certificate of Incorporation or the By-laws, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors; provided, that the By-laws shall not fix the number of directors necessary to constitute a quorum at a number less than one-third of the total number of directors, nor fewer than two (2) directors. Directors may be removed, and vacancies in the Board of Directors may be filled, in the manner provided in the By-laws. The method of election of directors shall be as provided in the By-laws, and unless otherwise provided therein, need not be by ballot. Directors need not be stockholders.

               3. All corporate powers, including but not limited to the mortgaging, hypothecation and pledge of the whole or any part of the corporate property (including after-acquired property) and the purchase, acquisition and lease of any property, real or personal, within or without the State of Delaware, may be exercised by the Board of Directors, without the assent of or other action by the stockholders, except as otherwise provided by law or by this Certificate of

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Incorporation. The Board of Directors shall also have power, with the consent in writing, or upon the affirmative vote given at a meeting called for the purpose of the holders of a majority in voting power of the issued and outstanding stock then entitled to vote thereon, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and corporate franchises, for such consideration and upon such terms and conditions as the Board of Directors shall deem expedient and in the best interest of the Corporation.

               4. The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation; subject to the provisions of this Certificate of Incorporation, to direct and determine the use and disposition of any net profits or surplus from whatever source arising; to create or abolish a reserve or reserves for any proper purpose; and in its discretion, but only to the extent permitted by law and by this Certificate of Incorporation, to use and apply any such profits or surplus in purchasing or acquiring bonds or other obligations of the Corporation or shares of the capital stock of the Corporation, to such extent and in such manner and on such terms and conditions as the Board of Directors shall deem expedient, and any shares of such capital stock so purchased or acquired may be resold, at the discretion of the Board of Directors, for such consideration and upon such terms

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and conditions as the Board of Directors may determine.

        5. To the extent permitted by law, and except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have absolute discretion as to the declaration, amount and nature of dividends, and may invest and reinvest the funds of the Corporation to such extent and in such manner as in its absolute discretion it may deem advisable.

        6. The By-laws may confer upon the Board of Directors powers in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by law, but only to the extent permitted by law and by the provisions of this Certificate of Incorporation.

        7. Except as otherwise provided in the By-laws, the Board of Directors may from time to time, by resolution or resolutions adopted by a majority of the directors then in office, designate an Executive Committee consisting of three or more directors, which Executive Committee shall have and may exercise, to the extent provided in such resolution or resolutions or in the By-laws, and to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation; and such other committees, consisting of such number of directors and having such powers, as shall be provided in such resolution or resolutions or in the By-laws.

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     8.  Except as otherwise provided by law, at any meeting of stockholders a majority in voting power of the outstanding shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business.

     9. Except as otherwise provided by law, or by this Certificate of Incorporation, any action authorized by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote, represented at a meeting of stockholders at which a quorum is present, shall constitute action by the stockholders.

     10. By-laws may be made in the first instance by the incorporators. Thereafter, except as otherwise provided in a By-law made by the incorporators or by the stockholders, the Board of Directors may from time to time make, amend or repeal By-laws; provided, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and new By-laws may be made, by the stockholders entitled to vote.

     11. The fact of membership on the Board of Directors shall not disqualify any director from rendering unusual or special services to the Corporation, or any director who may be an officer, agent or employee of the

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Corporation and who may, as such officer, agent or employee, render services to the Corporation otherwise than in his capcacity as a director, from receiving compensation appropriate to the value of such services, and the Board of Directors may, in its discretion, cause such compensation to be paid.

        12. In the absence of actual fraud, no contract or other transaction of the Corporation, or in which the Corporation is interested, shall be in any way affected by the fact that any of the directors or officers of the Corporation is in any way interested in or connected with, such contract or transaction, as a party thereto or otherwise, or any other party to such contract or transaction; and any such director or officer, and each and every person who may become a director or an officer of the Corporation, is hereby released from any liability that might otherwise result from contracting with the Corporation for the benefit of himself or of any other party in or with which he may be in any way interested or connected. Any and all directors of the Corporation who are so interested in, or so connected with, such other party or such contract or transaction, may be counted in determining the presence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction, and may vote to authorize or ratify any such contract or transaction, with like force and effect as if they were not so or interested or connected. No ratification by stockholders of any such contract or transaction shall be necessary to the validity thereof.

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         13.   If any of the incorporators or the stockholders entitled to vote adopt any provision of By-laws, or if two or more subscribers to stock or stockholders enter into any agreement, abridging, limiting or restricting the rights of any one or more stockholders to sell, assign, transfer, mortgage, pledge, hypothecate, or transfer on the books of the Corporation, any or all of the stock of the Corporation held by any stockholder, or requiring any one or more stockholders first to offer any or all of the stock of the Corporation held by such stockholder for sale to other stockholders or persons or to the Corporation, under rules and regulations established in such By-laws or pursuant to such agreement, then all certificates of stock subject to such abridgement, limitations, or restrictions shall have a reference thereto endorsed thereon, and a copy of such agreement, if any, shall be filed at the office of the Corporation, and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and provisions of any such By-laws or agreement, as the case may be.

         14. The Corporation, acting through the Board of Directors, without action by the stockholders, may at any time or from time to time, and for such consideration, and upon such terms and conditions, as the Board deems proper, grant to any one or more persons, firms or corporations, rights or options to run for any period of time, including an unlimited period of time, to subscribe for or purchase from the Corporation

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any shares of its stock of any class or classes (but at not less than the par value in the case of shares having a par value, or at the consideration determined by the Board of Directors in accordance with the General Corporation Law of the State of Delaware in the case of shares without par value) and/or to create and issue warrants and other instruments representing said rights or options in any form, all as the Board of Directors may, in its sole discretion, determine.

         TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders

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or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        ELEVENTH: The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, civil or criminal, in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director of officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those hereby indemnified may be entitled, under any By-law,

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agreement, vote of stockholders or otherwise.

          TWELFTH: To the extent now or hereafter permitted by law, the Corporation reserves the right to amend, alter, change, supplement or repeal any provision of this Certificate of Incorporation, as from time to time amended, altered, changed, supplemented or repealed, and all rights of stockholders, directors and officers are subject to this express reservation.

          IN WITNESS WHEREOF, we have hereunto set our hands and seals this 13th day of July, 1964.

                                               /s/ David C. Brodhead      (L.S.)
                                             -----------------------------
                                                   David C. Brodhead

                                               /s/ Neale M. Albert        (L.S.)
                                             -----------------------------
                                                   Neale M. Albert

                                               /s/ Martin D. Payson       (L.S.)
                                             -----------------------------
                                                   Martin D. Payson

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STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )


          BE IT REMEMBERED that on the 13th day of July, 1964, personally came before me DAVID C. BRODHEAD, NEALE M. ALBERT and MARTIN D. PAYSON, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate of Incorporation to be the act and deed of signers, respectively, and that the facts therein stated are truly set forth.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                                /s/ Judith L. Kaplan
                                         ---------------------------------------
                                                     Notary Public


                                                       JUDITH L. KAPLAN
                                                Notary Public, State of New York
                                                         No. 31-2032250
                                                  Qualified in New York County
                                               Commission Expires March 30, 1965